[KPMG Letterhead]

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and
Board of Trustees of
JNL Investors Series Trust:

In planning and performing our audits of the financial statements of the Jackson Perspective Core Equity Fund, Jackson Perspective Large Cap Value Fund, Jackson Perspective Mid Cap Value Fund, Jackson Perspective Small Cap Value Fund, Jackson Perspective Asia Pacific ex-Japan Bond Fund, Jackson Perspective Asia ex-Japan Fund, Jackson Perspective Asia ex-Japan Infrastructure Fund, Jackson Perspective China-India Fund, Jackson Perspective Emerging Asia ex-Japan Fund, Jackson Perspective Japan Fund, Jackson Perspective Asian Pacific Real Estate Fund, JNL Money Market Fund, Jackson Perspective 5 Fund, Jackson Perspective Index 5 Fund, Jackson Perspective Optimized 5 Fund, Jackson Perspective VIP Fund, Jackson Perspective S&P 4 Fund, Jackson Perspective 10 x 10 Fund, and Jackson Perspective Money Market Fund (the "Funds") (series of JNL Investor Series Trust) as of and for the periods ended October 31, 2008 in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we express no such opinion.

Management  of  the  Funds  is  responsible  for  establishing  and  maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. The Funds' internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles. The Funds' internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Funds; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Funds are being made only in accordance with authorizations of management and trustees of the Funds; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the Funds' assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be a material weakness as defined above as of October 31, 2008.

This report is intended solely for the information and use of management and the Board of Trustees of the JNL Investors Series Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/ KPMG LLP

Chicago, Illinois
December 19, 2008